As filed with the Securities and Exchange Commission on April 11, 2017

Registration No. 333-190983

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 12

to

FORM S-11

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST II, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Paula Mathews

Executive Vice President and Secretary

Strategic Storage Trust II, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 12 (this “Post-Effective Amendment”) relates to the Registration Statement of Strategic Storage Trust II, Inc. (“SST II”) on Form S-11 (File No. 333-190983) (as amended and supplemented, the “Registration Statement”), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 4, 2013.

On January 9, 2017, SST II’s primary offering lapsed in accordance with its terms. On November 30, 2016, SST II filed a Registration Statement on Form S-3 (File No. 333-214848) (the “S-3 Registration Statement”) to register its offering of securities pursuant its distribution reinvestment plan (“DRP”). The S-3 Registration Statement was made effective upon filing with the SEC. Beginning on January 9, 2017, securities issued under the DRP were issued pursuant to the S-3 Registration Statement.

Accordingly, as of January 9, 2017, SST II has terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, SST II hereby removes from registration all of its securities registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 12 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 11th day of April, 2017.

STRATEGIC STORAGE TRUST II, INC.

By:	/s/ Matt F. Lopez
Matt F. Lopez Chief Financial Officer and Treasurer

No other person is required to sign this Post-Effective Amendment No. 12 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.